                                                                EXHIBIT 3.13(ii)




                            AMENDED & RESTATED BYLAWS
                                       OF
                           URS CORPORATION - MARYLAND



                           (Formerly: Greiner, Inc.)



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                     GREINER, INC. (A MARYLAND CORPORATION)


                               AMENDMENT TO BYLAWS


                          EFFECTIVE AS OF JUNE 16, 1994




FURTHER RESOLVED, that effective immediately, the Board of Directors vote to delete, in its entirety, Article III, Section 1 of the corporations Bylaws and replace Article III, Section 1 with the following:

         Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, not less than three (3), nor more than ten (10), in number, unless and until changed by resolution of the Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and at any special meeting of the stockholders which is called and held for that purpose. Each director elected shall hold office for the term of one (1) year, and until his successor is elected and qualified. Directors need not be residents of the State of Maryland or stockholders of the corporation. Whenever all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. Whenever there are three or more stockholders, there must be at least three directors.

                     GREINER ENGINEERING MID-ATLANTIC, INC.

                                     BYLAWS


                                   ARTICLES I

                                     OFFICES

         Section 1. The registered office shall be located c/o The Corporation Trust Company Incorporated, 32 South Street, Baltimore, Maryland 21202 and the resident agent in charge thereof is The Corporation Trust Company Incorporated.

         Section 2. The corporation may also have offices at such other places, either within or without the State of Maryland, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. All annual meetings of stockholders shall be held at within one hundred eighty (180) days following the end of the fiscal year of the corporation at such date and time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Maryland, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         Section 2. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than twenty-five percent (25%) of all outstanding shares of the corporation entitled to vote at the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

         Section 3. The Board of Directors may designate any place, either within or without the State of Maryland, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Maryland, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Maryland.

         Section 4. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the day of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 5. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         Section 6. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders' meeting, unless the vote of a greater number is required by law or the Articles of Incorporation.

         Section 7. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation, these Bylaws or the general laws of the State of Maryland.

         Section 8. A stockholder may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless coupled with an interest, but no proxy shall be valid after ten years from the date of its execution, unless renewed or extended at any time before its expiration. Notwithstanding that a valid proxy is outstanding the powers of the proxy holder are suspended, except in the case of a proxy coupled with an interest which is designated as irrevocable, if the person executing the proxy is present at a meeting and elects to vote in person.

         Section 9. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any stockholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer book or to vote at any such meeting of stockholders.

         Section 10. Any action required by the statutes to be taken at a meeting of the stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of stockholders. A written waiver of any right to dissent must be signed by each stockholder entitled to notice of the meeting but not entitled to vote.

         Section 11. Stockholders may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                                  ARTICLE III

                                    DIRECTORS

         Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, four (4) in number, unless and until changed by resolution of the Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and at any special meeting of the stockholders which is called and held for that purpose. Each director elected shall hold office for the term of one (1) year, and until his successor is elected and qualified. Directors need not be residents of the State of Maryland or stockholders of the corporation. Whenever all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders. Whenever there are three or more stockholders, there must be at least three directors.

         Section 2. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose; provided, however, that if the vacancy is caused by reason of an increase in the number of directors, the Board of Directors may vote to fill not more than two such directorships during the period between any two successive annual

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meetings of stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 3. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Maryland.

         Section 4. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 5. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without this state, for the holding of additional regular meetings without other notice than such resolution.

         Section 6. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the president, any vice president or secretary or any two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least four
(4) days before the date of the meeting if sent by mail or forty-eight (48) hours prior to holding thereof if delivered personally or given by telephone or telegraph. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 7. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

         Section 8. Any action required or permitted to be taken at a meeting of the Board of Directors or the executive committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the executive committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 9. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                            COMMITTEES OF DIRECTORS

         Section 10. The Board of Directors, by resolution adopted by a majority of the whole board, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where the action of the Board of Directors is required by statute. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

                            COMPENSATION OF DIRECTORS

         Section 11. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors an may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, or both. No such payment shall preclude any director from serving the









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corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                              CHAIRMAN OF THE BOARD

         Section 12. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE IV

                                     NOTICES

         Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be




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






given by telegram, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission and all appropriate fees there for have been paid.

         Section 2. Whenever any notice is required to be given to any stockholder or director under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

         Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, unless he shall announce his dissent at the meeting and his dissent is entered in the minutes and he shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors at its first meeting after each annual meeting of stockholders. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of





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Directors. Any two or more offices may be held by the same person, except that no officer may act in more than one capacity where action of two or more officers is required and no person may hold the office of president and vice president concurrently.

         Section 2, The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 3. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer or agent or member of the executive committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served there by, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

                                  THE PRESIDENT

         Section 4. The president shall be a director of the corporation and shall be the chief executive officer of the corporation, shall have general and active management of the business of the corporation and shall see that all orders ad resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the






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
Board of Directors shall not have designated a Chairman of the Board, the president shall preside at meetings of the stockholders and the Board of Directors.

         Section 5. The president shall have authority to institute or defend legal proceedings when the directors are deadlocked. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

                               THE VICE PRESIDENTS

         Section 6. The vice presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

         Section 7. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when








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








required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary. He shall keep a register of the post office address of each stockholder which shall be furnished to him by such stockholders. He shall have general charge of the stock transfer books of the corporation. He shall in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

         Section 8. The assistant secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.




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







                     TEE TREASURER AND ASSISTANT TREASURERS

         Section 9. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

         Section 10. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 11. If required by the Board of Directors he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal form office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 12. The assistant treasurers in the order of their seniority, unless otherwise determined by the Board of Directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

         Section 1. The corporation shall deliver certificates representing all shares to which stockholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Maryland, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

         Section 2. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation
(1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any referred or special class in series, the variation in the relative rights and preferences of the shares of each such series to the extent they have identified and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and
(b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written request to the corporation at its principal place of business or registered office.

         Section 3. If the corporation has by its Articles of Incorporation limited or denied the preemptive right of stockholders to acquire unissued or treasury shares of the corporation, every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or









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





back of the certificate a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, or (2) shall conspicuously state on the fact or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the Articles of Incorporation, and
(b) that the corporation will furnish a copy of such statement of any stockholder without charge upon written request to the corporation at its principal place of business or registered office.

         Section 4. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased not be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

                                LOST CERTIFICATES

         Section 5. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                        RESTRICTION ON TRANSFER OF SHARES

         Section 7. If the corporation issues any shares which are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

                  "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are 'restricted securities' within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof."

         In the event any restriction on the transfer, or registration of the transfer, of shares shall be imposed or agreed to by the corporation, each certificate representing shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exists pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon written request to the corporation at its principal place of business or registered office a copy of the specified documents, or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full statement of such restriction.

                CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

         Section 8. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholder such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transacted books, the Board of Directors may fix in advance a date as the record date in any case to be not more than fifty (50) days, and, in case of a meeting of stockholders, not less than ten (10) days, prior not the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                            REGISTERED STOCKHOLDERS

         Section 9. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provide by the general laws of the State of Maryland.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. The Board of Directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.




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         Section 2. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                             REPORT TO STOCKHOLDERS

         Section 3. The Board of Directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.

                                     CHECKS

         Section 4. All checks, drafts or other demands for money, notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                    CONTRACTS

         Section 5. The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                                      LOANS

         Section 6. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued








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in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                    DEPOSITS

         Section 7. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   FISCAL YEAR

         Section 8. The fiscal year of the corporation shall be fixed by the resolution of the board or directors.

                                      SEAL

         Section 9. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII

                               AMENDMENT OF BYLAWS

         These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the




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notice of the meeting), subject to repeal or change at any meeting of the stockholders at which a quorum is present, by the affirmative vote of a majority of the stockholders present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting).









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